FOOTSTAR, INC. and SUBSIDIARY COMPANIES
EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this Quarterly Report on Form 10-Q of Footstar, Inc. (the “Company”) for the quarterly period ended September 27, 2008, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 6, 2008

By:	/s/ Jeffrey A. Shepard
Jeffrey A. Shepard
President and Chief Executive Officer

By:	/s/ Michael J. Lynch
Michael J. Lynch
Chief Financial Officer — Senior Vice President

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